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                                   EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of United Community Banks, Inc. ("United") on Form 10-Q for the period ending June 30, 2004 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jimmy
C. Tallent, President and Chief Executive Officer of United, and I, Rex S. Schuette, Executive Vice President and Chief Financial Officer of United, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of United.

                                       By: /S/ JIMMY C. TALLENT
                                           -------------------------------------
                                           Jimmy C. Tallent
                                           President and Chief Executive Officer

                                       By: /S/ REX S. SCHUETTE
                                           -------------------------------------
                                           Rex S. Schuette
                                           Executive Vice President and
                                           Chief Financial Officer

                                       Date:  August 6, 2004